SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAPITAL ONE CAPITAL II

(Exact Name of Registrant as Specified in Its Charter)

CAPITAL ONE FINANCIAL CORPORATION	CAPITAL ONE CAPITAL II
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization ofregistrant)	(State or other jurisdiction of incorporation or organization of registrant)

54-1719854	20-6591946
(I.R.S. employer identification number)	(I.R.S. employer identification number)

1680 Capital One Drive McLean, Virginia 22102 (703) 720-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Amy Moorhus Baumgardner Senior Associate General Counsel Capital One Financial Corporation 1680 Capital One Drive McLean, Virginia 22102 (703) 720-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Raymond B. Check Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Kenneth L. Bachman, Jr. Cleary Gottlieb Steen & Hamilton LLP 2000 Pennsylvania Avenue, NW Washington, D.C. 20006 (202) 974-1500

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-133943
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Enhanced Trust Preferred Securities (Enhanced TRUPS®)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

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 Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Debt Securities,” “Description of the Trust Preferred Securities Guarantees,” “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee” in the Prospectus included in the Registration Statement on Form S-3, dated May 9, 2006 (No. 333-133943) of Capital One Financial Corporation, Capital One Capital II, Capital One Capital III and Capital One Capital IV, which are incorporated herein by reference. The final terms of the securities to be registered hereby are included in a prospectus supplement (the “Prospectus Supplement”) that was filed on May 25, 2006 by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.

Item 2. Exhibits.

4.1 Form of Junior Subordinated Debt Securities Indenture between Capital One Financial Corporation and The Bank of New York (incorporated by reference to Exhibit 4.2.3 to Capital One’s Registration Statement on Form S-3 (No. 333-133943)).

4.2 Certificate of Trust of Capital One Capital II (incorporated by reference to Exhibit 4.7.4 to Capital One’s Registration Statement on Form S-3 (No. 333-133943)).

4.3 Form of Amended and Restated Declaration of Trust for Capital One Capital II (incorporated by reference to Exhibit 4.8 to Capital One’s Registration Statement on Form S-3 (No. 333-133943)).

4.4 Form of Trust Preferred Security for Capital One Capital II (included in Exhibit 4.3).

4.5 Form of Guarantee for Capital One Capital II (incorporated by reference to Exhibit 4.11 to Capital One’s Registration Statement on Form S-3 (No. 333-133943)).

The final versions of the Junior Subordinated Debt Securities Indenture, the Amended and Restated Declaration of Trust for Capital One Capital II and the Guarantee are expected to be filed under cover of Form 8-K within 4 days of the closing date as described in the above referenced Prospectus Supplement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 30, 2006

CAPITAL ONE CAPITAL II

By: /s/ Frank R. Borchert, III
Name: Frank R. Borchert, III
Title: Administrative Trustee

CAPITAL ONE FINANCIAL CORPORATION

By: /s/ Stephen Linehan
Name: Stephen Linehan
Title: Senior Vice President and Treasurer